                                                                     EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                  ----------
                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305 (b) (2)

                                   ---------
                      IBJ WHITEHALL BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)

         New York                                             13-5375195
(State of Incorporation                                    (I.R.S. Employer
if not a U.S. national bank)                               Identification No.)

One State Street, New York, New York                             10004
(Address of principal executive offices)                       (Zip code)

                  Stephen Giurlando, Assistant Vice President
                      IBJ Whitehall Bank & Trust Company
                               One State Street
                           New York, New York 10004
                                (212) 858-2000
           (Name, Address and Telephone Number of Agent for Service)

                              CARROLS CORPORATION
                         CARROLS REALTY HOLDINGS CORP.
                            CARROLS REALTY I CORP.
                            CARROLS REALTY II CORP.
                              CARROLS J.G. CORP.
                           QUANTA ADVERTISING CORP.
                             POLLO FRANCHISE, INC.
                            POLLO OPERATIONS, INC.
          (Exact name of each registrant as specified in its charter)

Delaware                                                          16-0958146
Delaware                                                          16-1443701
Delaware                                                          16-1440018
Delaware                                                          16-1440017
Delaware                                                          16-1440019
New York                                                          16-1033405
Florida                                                           65-0446291
Florida                                                           65-0446289
(State or jurisdiction of                                   (I.R.S. Employer
incorporation or organization)                           Identification No.)

968 James Street
Syracuse, New York                                                     13203
(Address of principal executive office)                           (Zip code)

                   9 1/2% Senior Subordinated Notes due 2008
                        (Title of Indenture Securities)

Item 1.           General information

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                           New York State Banking Department,
                           Two Rector Street, New York, New York

                           Federal Deposit Insurance Corporation,
                           Washington, D.C.

                           Federal Reserve Bank of New York Second
                           District,
                           33 Liberty Street, New York, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

                                      Yes

Item 2.           Affiliations with the Obligors.

                  If the obligors are an affiliate of the trustee, describe each such affiliation.

                  The obligors are not an affiliate of the trustee.

Item 13.          Defaults by the Obligors.

                  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                     None

                   (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                     None

Item 16.          List of exhibits.

                  List below all exhibits filed as part of this statement of eligibility.

     *1. A copy of the Charter of IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company) as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460.)

     *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

      3. A copy of the Certificate of Amendment of the Organization Certificate of IBJ Schroder Bank & Trust Company.

     *4. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File
                  No. 22-19146).

     *5. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

      6.          Not Applicable

      7. The consent of United States institutional trustee required by Section 321(b) of the Act.

      8. A copy of the report of condition of the trustee as of September 30, 1998, published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                     NOTE

      In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligors and its directors or officers, the trustee has relied upon information furnished to it by the obligors.

      Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item is based on incomplete information.

      Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

      Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligors are not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE

                           Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Whitehall Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 14th day of January, 1999.

                                     IBJ WHITEHALL BANK & TRUST COMPANY

                                     By: /s/Stephen J. Giurlando
                                        ---------------------------------------
                                            Stephen J. Giurlando
                                            Assistant Vice President

                                                                Exhibit 3

                              State of New York

                              Banking Department

I, Robert H. McCormick, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed certificate entitled "Certificate of Amendment of the Organization Certificate of IBJ Schroder Bank & Trust Company under Section 8005 of the Banking Law" dated April 2, 1929, providing for a change of name
from:   "IBJ Schroder Bank & Trust Company"
to:     "IBJ Whitehall Bank & Trust Company".


                                          IN WITNESS WHEREOF, I have hereunto
                                          set my hand and affixed the official
                                          seal of the Banking Department of
                                          New York, New York, this 4th day of
                                          January 1999.


                                          /s/ Robert H. McCormick
                                          -------------------------------------
                                          Robert H. McCormick
                                          Deputy Superintendent of Banks

                 CERTIFICATE OF AMENDMENT OF THE ORGANIZATION
               CERTIFICATE OF IBJ SCHRODER BANK & TRUST COMPANY
                    UNDER SECTION 8005 OF THE BANKING LAW


         We, the undersigned, Dennis G. Buchert, President and Chief Executive Officer, and Jean Zimmerman, Secretary of IBJ Schroder Bank & Trust Company, do hereby certify:

         1. The name of the corporation is IBJ Schroder Bank and Trust Company (the "Bank"). The name under which the corporation was originally formed was J. Henry Schroder Trust Company.

         2. The Organization Certificate of the corporation was filed by the Superintendent of Banks of the State of New York on April 2, 1929.

         3. Paragraph "First" of the Organization Certificate, as amended, which now provides that the name of the Trust Company is IBJ Schroder Bank & Trust Company, is hereby further amended, effective January 1, 1999, to read as follows:

                   "First, The name of the Trust Company is
                      IBJ Whitehall Bank & Trust Company"


         IN WITNESS WHEREOF, we have signed and verified this Certificate as of this 17th day of December 1998.


                                           /s/ Dennis G. Buchert
                                           -------------------------------------
                                           Dennis G. Buchert
                                           President and Chief Executive Officer

                                           /s/ Jean Zimmerman
                                           -------------------------------------
                                           Jean Zimmerman
                                           Secretary

Sworn to before me this
17th day of December 1998.

/s/ Aileen V. Burnes
--------------------------
     Notary Public

      Aileen V. Burnes
Notary Public, State of New York
       No. 80-4089531
Qualified in Westchester County
Commission Expires July 16, 2002

                                   Exhibit 7

                              CONSENT OF TRUSTEE

                  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Carrols Corporation, of its 9 1/2% Senior Subordinated Notes due 2008, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                 IBJ WHITEHALL BANK & TRUST COMPANY

                                 By:  /s/Stephen J. Giurlando
                                      ---------------------------------
                                         Stephen J. Giurlando
                                         Assistant Vice President


Dated: January 14, 1999

                                   EXHIBIT 8


                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             of New York, New York
                     And Foreign and Domestic Subsidiaries

                        Report as of September 30, 1998


                                                                                                                      Dollar Amounts
                                                                                                                       in Thousands
                                                                                                                      --------------


                                     ASSETS
                                     ------
1. Cash and balance due from depository institutions:
     a.  Non-interest-bearing balances and currency and coin   ....................................................$       42,702
     b.  Interest-bearing balances.................................................................................$       13,444

2.   Securities:
     a.  Held-to-maturity securities...............................................................................$      191,921
     b.  Available-for-sale securities.............................................................................$      118,931

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:

     Federal Funds sold and Securities purchased under agreements to resell........................................$       79,838

4. Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income................................................$     1,938,005
     b.  LESS: Allowance for loan and lease losses...............................................$        63,361
     c.  LESS: Allocated transfer risk reserve...................................................$           -0-
     d.  Loans and leases, net of unearned income, allowance, and reserve..........................................$    1,874,644

5.   Trading assets held in trading accounts.......................................................................$          462

6.   Premises and fixed assets (including capitalized leases)......................................................$        1,922

7.   Other real estate owned.......................................................................................$          819

8.   Investments in unconsolidated subsidiaries and associated companies...........................................$          -0-

9.   Customers' liability to this bank on acceptances outstanding..................................................$          371

10.  Intangible assets.............................................................................................$       11,167

11.  Other assets..................................................................................................$       68,097

12.  TOTAL ASSETS..................................................................................................$    2,404,318




                                  LIABILITIES
                                  -----------

13.  Deposits:
     a.  In domestic offices.......................................................................................$      682,904

     (1) Noninterest-bearing ....................................................................$      135,253
     (2) Interest-bearing........................................................................$      547,651

     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs.............................................$    1,154,887

     (1) Noninterest-bearing.....................................................................$       17,024
     (2) Interest-bearing .......................................................................$    1,137,863

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

     Federal Funds purchased and Securities sold under agreements to repurchase....................................$       91,000

15.  a.  Demand notes issued to the U.S. Treasury..................................................................$       12,693

     b.  Trading Liabilities.......................................................................................$          239

16. Other borrowed money:
     a.  With a remaining maturity of one year or less.............................................................$       31,002
     b.  With a remaining maturity of more than one year...........................................................$        1,375
     c.  With a remaining maturity of more than three years........................................................$        1,550

17. Not applicable.

18.  Bank's liability on acceptances executed and outstanding......................................................$          371

19.  Subordinated notes and debentures.............................................................................$      100,000

20.  Other liabilities.............................................................................................$       76,658

21.  TOTAL LIABILITIES.............................................................................................$    2,152,679

22.  Limited-life preferred stock and related surplus..............................................................$          N/A


                                 EQUITY CAPITAL


23.  Perpetual preferred stock and related surplus.................................................................$          -0-

24.  Common stock..................................................................................................$       29,649

25.  Surplus (exclude all surplus related to preferred stock)......................................................$      217,008

26.  a.  Undivided profits and capital reserves....................................................................$        4,112

     b.  Net unrealized gains (losses) on available-for-sale securities............................................$          870

27.  Cumulative foreign currency translation adjustments...........................................................$          -0-

28.  TOTAL EQUITY CAPITAL..........................................................................................$      251,639

29.  TOTAL LIABILITIES AND EQUITY CAPITAL..........................................................................$    2,404,318
